Exhibit 3.01.21

State of Delaware Secretary of State Division of Corporations Delivered 04:21 PM 07/21/2010 FILED 04:21 PM 07/21/2010 SRV 100761708 – 3338725 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The constituent corporations are TuVox Incorporated, a Delaware corporation and TI Merger Corporation, a Delaware corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Title 8, Section 251 of the Delaware General Corporation Law.

THIRD: The name of the surviving corporation is TuVox Incorporated, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Amended and Restated Certificate of Incorporation as attached hereto as Schedule A.

FIFTH: The merger is to become effective upon the filing of this Certificate of Merger with the Secretary of State of Delaware.

SIXTH: The Agreement and Plan of Merger is on file at TuVox Incorporated, 11808 Miracle Hills Drive, Omaha, Nebraska 68154, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, this 21st day of July, 2010.

TuVox Incorporated

By:	/s/ BRIAN COLBECK
Name:	BRIAN COLBECK
Title:	CFO

Schedule A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TUVOX INCORPORATED

ARTICLE I. NAME OF CORPORATION

The name of this corporation is TuVox Incorporated.

ARTICLE II. REGISTERED OFFICE; REGISTERED AGENT

It’s registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The registered agent in charge thereof is Corporation Service Company

ARTICLE III. PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware

ARTICLE IV. CAPITAL STOCK

The amount of the total stock this corporation is authorized to issue is 10,000 shares (number of authorized shares) with a par value of $0.01 per share.